ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION



                            ZiaSun Technologies, Inc.
                              A Nevada Corporation


                            ACQUISITION OF SHARES OF


                     Online Investors Advantage Incorporated
                               A Utah Corporation







                              Dated: March 31, 1999

Table of Contents                                                        Page
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1        EXCHANGE OF SECURITIES .......................................      1
         1.1      Exchange of Shares ..................................      1
         1.2      Acquisition Consideration ...........................      1
         1.3      Payment of Acquisition Consideration ................      2
         1.4      Deposit of Escrow Shares.............................      2
         1.5      Calculation of Actual Online Earnings ...............      3
         1.6      Offset of Escrow Shares Based on Actual Online Earnings    3
         1.7      Appointment by Online of a Member of the Board
                    of Directors ......................................      3
         1.8      Exemption from Registration .........................      3
         1.3      Non-taxable Transaction .............................      4

2.       REPRESENTATION AND WARRANTIES OF THE SHAREHOLDERS ............      3
         2.1      Organization ........................................      4
         2.2      Capital Stock .......................................      4
         2.3      Options, Warrants, Rights, etc. .....................      4
         2.4      Subsidiaries ........................................      4
         2.5      Directors and Officers...............................      4
         2.6      Financial Statements.................................      4
         2.7      Absence of Changes...................................      4
         2.8      Absence of Undisclosed Liabilities...................      5
         2.9      Tax Returns..........................................      5
         2.10     Patents, Trade Names and Rights......................      5
         2.11     Compliance with Laws.................................      5
         2.12     Litigation...........................................      5
         2.13     Authority............................................      5
         2.14     Ability to Carry Out Obligations.....................      5
         2.15     Full Disclosure......................................      6
         2.16     Assets...............................................      6
         2.17     Material Contracts...................................      6

3.       REPRESENTATIONS AND WARRANTIES OF ZIASUN .....................      6
         3.1      Organization.........................................      6
         3.2      Capital Stock........................................      6
         3.3      Options, Warrants, Rights, etc. .....................      6
         3.4      Non-Reporting Publicly Traded Status ................      6
         3.5      Subsidiaries ........................................      6
         3.6      Directors and Officers ..............................      7
         3.7      Patents, Trade Names and Rights......................      7
         3.8      Compliance with Laws.................................      7
         3.9      Litigation...........................................      7
         3.10     Authority............................................      7
         3.11     Ability to Carry Out Obligations.....................      7
         3.12     Full Disclosure......................................      7
         3.13     Assets...............................................      8


                                      (i)

Table of Contents(continued)                                             Page
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4.       COVENANTS.....................................................      8
         4.1      Investigative Rights.................................      8
         4.2      Conduct of Business..................................      8

5.       CLOSING  ....................................................       8
         5.1      Closing..............................................      8
         5.2      Shareholders' Deliveries at Closing..................      8
         5.3      ZiaSun's Deliveries at Closing.......................      8

6        CONDITIONS TO OBLIGATIONS TO CLOSE............................      9
         6.1      Conditions to Obligations of Online
                    Shareholders to Close..............................      9
         6.2      Conditions to Obligations of ZiaSun .................      9

7.       INDEMNIFICATION...............................................      9
         7.1      Indemnification by Shareholders......................      9
         7.2      Indemnification by ZiaSun ...........................     10
         7.3      Notice and Opportunity to Defend.....................     10

8.       MISCELLANEOUS.................................................     10
         8.1      Costs................................................     11
         8.2      Additional Documentation.............................     11
         8.3      Captions and Headings................................     11
         8.4      No Oral Change.......................................     11
         8.5      Non-Waiver...........................................     11
         8.6      Time of Essence......................................     11
         8.7      Choice of Law........................................     11
         8.8      Counterparts and/or Facsimile Signature..............     11
         8.9      Notices..............................................     11
         8.10     Binding Effect.......................................     12
         8.11     Mutual Cooperation...................................     12
         8.12     Brokers..............................................     12
         8.13     Survival of Representations and Warrantie............     12
                  Signature Pages .....................................     13

         EXHIBIT 1.2(a)....Distribution of Cash Consideration
         EXHIBIT 1.3.1.....Shares issued and delivered to Online
                  Shareholders at Closing

         EXHIBIT  1.3.2.....  Shares  issued  and held in Escrow
         EXHIBIT  1.3.2(b)..  Stock  Power
         EXHIBIT  1.4.......  Escrow  Agreement
         EXHIBIT  1.8.......  Investment Letter
         EXHIBIT  2.4.......  Subsidiaries of Online
         EXHIBIT  2.5.......  Present  Officers and Directors of Online
         EXHIBIT  2.6.......  Audited Financial  Statements of Online
         EXHIBIT  2.8.......  Liabilities of Online
         EXHIBIT  2.12......  Online  Legal  Proceedings and Litigation
         EXHIBIT  2.16......  Exceptions  to Good  Title to
                               Assets of Online

         EXHIBIT  2.17......  Material   Contracts  of  Online
         EXHIBIT  3.5.......  Subsidiaries of ZiaSun
         EXHIBIT  3.6.......   Present Officers and Directors of ZiaSun
         EXHIBIT  3.13......  Exceptions  to Good Title to
                                 Assets of ZiaSun
         EXHIBIT  5.2.3.....  Post Closing Officers and Directors of Online
         EXHIBIT  8.12......  Brokers


                                   (iii)

                                    AGREEMENT
                                    ---------

     This Acquisition Agreement and Plan of Reorganization (the "Agreement" or "Acquisition Agreement") made as of March 31, 1999, is by and among ZiaSun Technologies, Inc., a Nevada Corporation ("ZiaSun") and the undersigned shareholders (the "Shareholders") who are the owners of 100% of the capital stock of Online Investors Advantage Incorporated, a corporation organized and existing under the laws of the State of Utah ("Online").

     A. Whereas, Shareholders hold all of the issued and outstanding common stock of Online; and

     B. Whereas, ZiaSun, a non-reporting public company, desires to exchange shares of its Common Stock, $0.001 par value (the "Common Stock") for all of the issued and outstanding capital stock of Online held by the Shareholders, thereby making Online a wholly owned subsidiary of ZiaSun; and

     C. Whereas, Shareholders desire to exchange all of the issued and outstanding capital stock of Online for 3,000,000 shares of the Common stock of ZiaSun, based on anticipated earning of Online for the period from April 1, 1999 through March 31, 2000, of $2,500,000. 2,500,000 of said shares shall be held in escrow pursuant to the terms of this Agreement, in the event of adjustment based on the actual earnings of Online for fiscal year 1999.

     D. Whereas, the Board of Directors of ZiaSun has authorized its proper corporate officers to effect the transactions contemplated herein.

                                    AGREEMENT
                                    ---------

     NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to the following terms and conditions:

     1. EXCHANGE OF SECURITIES.

     1.1. Exchange of Shares. Subject to all the terms and conditions set forth in this Agreement, in exchange for the acquisition consideration (the "Acquisition Consideration"), as set forth in paragraph 1.2 hereof, paid by ZiaSun to the Shareholders of Online, ZiaSun shall acquire all of the issued and outstanding capital stock of Online (the "Online Shares") owned by the Shareholders of Online.

     1.2. Acquisition Consideration. The total Acquisition Consideration to be paid by ZiaSun for the Online Shares shall be equal to: (a) Cash in the amount of $400,000 distributed prorata to the Online Shareholders as set forth in
Exhibit 1.2(a) attached hereto, and (b) 3,000,000 shares of the previously authorized but unissued unregistered and restricted shares of the Common Stock, $0.001 par value per shares of ZiaSun (the "ZiaSun Shares"), based on anticipated earnings of $2,500,000 (the "Anticipated Online Earnings") for Online for the period from April 1, 1999 through March 31, 2000 (the "Earnings Period"). The Acquisition Consideration shall be adjusted as determined pursuant to paragraph 1.6 of this Agreement.

     The parties hereto agree that the balance of the cash in Onlines' accounts less such sums as are necessary to continue the operations of Online in the normal course of business, as determined by the mutual agreement of the parties, shall be distributed on or before Closing to the officers, directors, employee and shareholders of Online according the deferred compensation and other agreements of Online presently in effect as of March 31, 1999.

     1.3. Payment of Acquisition Consideration. The Acquisition Consideration shall be paid and delivered as follows:

               1.3.1 Upon the Closing as set forth in paragraph 5.1, 500,000 ZiaSun Shares shall be issued and delivered to the Online Shareholders as set forth in Exhibit 1.3.1; and

               1.3.2 2,500,000 ZiaSun Shares (the "Escrow Shares") to be issued to the Online Shareholders as set forth in Exhibit 1.3.2, attached hereto, along with a duly executed and effective stock power in the form attached hereto in Exhibit 1.3.2(B), and delivered pursuant to paragraph 1.4, to Wenthur & Chachas, as Escrow Holder, or such other Escrow Holder as may be appointed by the mutual agreement of the parties.

     1.4. Deposit of Escrow Shares. ZiaSun and the Online Shareholders hereby agree that the Escrow Holder, pursuant to the terms of an Escrow Agreement with terms mutually acceptable to the parties and attached hereto as Exhibit 1.4, shall hold in escrow the four (4) stock certificates issued to the Online Shareholders representing 2,500,000 ZiaSun Shares, as set forth in Exhibit 1.3.2, along with duly executed irrevocable stock powers issued in blank (the "Stock Powers").

          (a) In the event that an offset reduction adjustment to the total number of Escrow Shares is required pursuant to paragraph 1.6, such adjustment shall be made prorata according the each Online Shareholders percentage as set forth on Exhibit 1.3.2, and Escrow Holder shall deliver the stock certificates and accompanying Stock Powers to the then acting registrar and transfer agent for Adjustment.

          (b) In the event that an increase adjustment to the total number of Escrow Shares is required pursuant to paragraph 1.6, then Escrow Holder shall deliver the four (4) stock certificates issued to the Online Shareholders being held by Escrow Holder, as set forth in
          Exhibit 1.3.2, and ZiaSun shall cause such number of additional shares to be issued as a result of the adjustment and such additional shares shall be made issued prorata according the each Online Shareholders percentage as set forth on Exhibit 1.3.2.

     No fractional shares shall be issued and all fractions shall be rounded down to the next whole share.

     1.5  Calculation  of  Actual  Online  Earnings.  For  the  purpose  of this
Agreement, Actual Online Earnings for the Earnings Period shall be calculated based on EBITDA determine in accordance with general accepted accounting principals. Actual Online Earnings shall mean the total gross sales of Online less the costs of sales, less general administrative expenses before interest, taxes, depreciation and amortization. As soon as practicable, but in no event later than ninety (90) days following the end of the Earnings Period, the independent auditors of ZiaSun shall calculate the Actual Online Earnings for the Earnings Period. In the event that the parties disagree on the determination of the Actual Online Earnings, then ZiaSun, on the one hand, shall designate one
(1) independent auditor, at its expense and the Online Shareholders collectively as a group, on the second hand, shall designate one (1) independent auditor, at its expense. The two designated independent auditors, shall choose a third independent auditor, at the joint expense of the parties. In no event shall there be more than three (3) independent auditors. Each independent auditor shall make a determination of the Actual Online Earnings during the Earnings Period. If a majority of the independent auditors concur on the Actual Online Earnings during the Earnings Period that value shall be binding and conclusive. If a majority of the independent auditors do not concur, then the determination of the independent auditor whose appraisal is neither the highest nor lowest shall be binding and conclusive.

     1.6. Adjustment Based on Actual Online Earnings. Adjustments based on the Actual Online Earnings shall be made as follows:

          (a) Reduction Adjustment. In the event that the Actual Online Earnings are less than $2,500,000, then the total number of Escrow Shares shall be reduced on a one share basis for each $1.00 of Actual Online Earning less than $2,500,000. In the event that an offset and adjustment to the total number of Escrow Shares is required pursuant to this paragraph 1.6, such adjustment shall be made prorata according the each Online Shareholders percentage as set forth on Exhibit 1.3.2.

          (b) Increase Adjustment. In the event that the Actual Online Earnings are greater than $2,500,000, then ZiaSun shall issue a such additional shares on the basis of one additional shares for each $1.00 of Actual Online Earning greater than $2,500,000. Such additional shares shall be issued prorata according the each Online Shareholders percentage as set forth on Exhibit 1.3.2.

     1.7. Appointment by Online of a Member to the Board of Directors. Concurrently with the Closing as set forth herein, Ross Jardine shall be appointed as member of ZiaSun's Board of Directors, and will serve until the next annual meeting of shareholders or until his successor its duly elected and qualified.

     1.8. Exemption from Registration. The parties hereto intend that the ZiaSun Shares to be exchanged shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder and exempt from the registration requirements of the applicable states. In furtherance thereof, Shareholders will execute and deliver to ZiaSun on the closing date, investment letters suitable to legal counsel for ZiaSun, in form substantially as set forth in Exhibit 1.8 attached hereto.

     1.9. Non-taxable Transaction. The parties intend to effect this transaction as a non-taxable reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

     2. REPRESENTATIONS AND WARRANTIES OF ONLINE AND THE SHAREHOLDERS.

     The Officers and Directors of Online and certain Shareholders (the "Warranting Shareholders") hereby represent and warrant to ZiaSun that:

     2.1. Organization. Online is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, and has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

     2.2. Capital Stock. On or before the Closing, the Online Articles of Incorporation shall have been amended to reflect that the authorized capital stock of Online consists of 2,500,000 shares of Common Stock, $2.00 Par Value per share (the "Online Shares"). Immediately prior to closing there shall be 2,500,000 Online Shares issued and outstanding all of which are owned by the Shareholders. All of the issued and outstanding shares of capital stock of Online are duly and validly issued, fully paid and nonassessable. There are no other authorized class of capital stock.

     2.3. Options, Warrants, Rights, etc. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating Online to issue or to transfer from treasury any additional shares of its capital stock of any class.

     2.4. Subsidiaries. Online has no subsidiaries and owns no interest in other enterprises except as set forth on Exhibit 2.4 attached hereto.

     2.5. Directors and Officers. Exhibit 2.5 hereto contains the names and titles of all present officers and directors Online as of the date of this Agreement.

     2.6. Financial Statements. Within sixty (60) days of the Close of the acquisition contemplated by this agreement, Online will provide audited financial statements to ZiaSun, which financial statements will be prepared in accordance with generally accepted accounting principles and practices consistently followed by Online throughout the periods indicated, and will fairly present the financial position of Online as of the dates of the balance sheets included in the financial statements and the results of operations for the periods indicated.

     2.7. Absence of Changes. The financial statements which will be provided pursuant to paragraph 2.6, will reflect that since the date of said financial statements, there has not been any change in the financial condition or operations of Online, except for changes in the ordinary course of business, which changes have not, in the aggregate, been materially adverse.

     2.8. Absence of Undisclosed Liabilities. Except as set forth on Exhibit 2.8 attached hereto, Online does not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that will not be reflected in the balance sheet of Online included in the financial statements to be provided pursuant to paragraph 2.6.

     2.9. Tax Returns. Within the times and in the manner prescribed by law, Online has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any reflected in the Exhibits are adequate for the periods indicated. There are no present disputes as to taxes of any nature payable by Online.

     2.10. Patents, Trade Names and Rights. To the best of its knowledge Online and its subsidiaries (if any) own and hold all necessary patents, franchise rights, trademarks, service marks, trade names, inventions, processes, know-how, trade secrets, copyrights, licenses and other rights necessary to its business, and the business of its subsidiaries as now conducted or proposed to be conducted. Online and its subsidiaries are not infringing upon or otherwise acting adversely to the right or claimed right of any person with respect to any of the foregoing.

     2.11. Compliance with Laws. Online and each of its subsidiaries have complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business.

     2.12. Litigation. Except as set forth in Exhibit 2.12 attached hereto, neither Online or any of its subsidiaries is a defendant to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of the Shareholders, threatened against or affecting Online or its subsidiaries or their business, assets or financial condition. Online and its subsidiaries are not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Online and its subsidiaries are not engaged in any material lawsuits to recover moneys due it.

     2.13. Authority. The Board of Directors of Online has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and Online has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of the Shareholders and is enforceable in accordance with its terms and conditions.

     2.14. Ability to Carry Out Obligations. The execution and delivery of this Agreement by the Shareholders and the performance by the Shareholders of their obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which Online is a party, or by which it may be bound, nor will any consents or authorizations of any party to the Shareholders' performance of their obligations hereunder be required; (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Online; or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of Online.

     2.15. Full Disclosure. None of the representations and warranties made by Online, its officers, directors of the Shareholder herein or in any exhibit, certificate or memorandum furnished or to be furnished by the Shareholders, or on their behalf, contain or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

     2.16. Assets. Except as otherwise indicated in Exhibit 2.16 attached hereto, Online and each of its subsidiaries (if any) has good and marketable title to all of its property, free and clear of all liens, claims and encumbrances.

     2.17.  Material  Contracts.  Material  contracts of Online are set forth in
Exhibit 2.17, attached hereto an incorporated herein.

     3. REPRESENTATIONS AND WARRANTIES OF ZIASUN.

     ZiaSun represents and warrants to Online and the Shareholders that:

     3.1. Organization. ZiaSun is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

     3.2. Capital Stock. The authorized capital stock of ZiaSun consists of 50,000,000 shares of common stock, $0.001 par value per share (the "Common Stock") of which 10,465,009 shares are presently issued and outstanding, which. Immediately prior to Closing there shall not be more the 12,000,000 shares of Common Stock issued and outstanding. All of the issued and outstanding shares are duly and validly issued, fully paid and nonassessable. There are no other authorized class of capital stock.

     3.3. Options, Warrants, Rights, etc. There are outstanding rights granted to various shareholders of ZiaSun's subsidiary's under which additional shares may be issued based on the performance of these subsidiaries. The exact number of shares which may be issued cannot be calculated with any certainty. There are no other outstanding subscriptions, options, rights, debentures, instruments, convertible securities or other agreements or commitments obligation ZiaSun to issue or to transfer from treasury any additional shares of its Common Stock, or any other class of securities.

     3.4. Non-Reporting Publicly Traded Status. The Common Stock of ZiaSun is currently listed on the OTC Bulletin Board under the symbol "ZSUN". ZiaSun is a non-reporting public company. It is not subject to the filing and reporting requirements of the Securities Exchange Act of 1934 and as such does not file any period or annual reports with the Securities and Exchange Commission.

     3.5. Subsidiaries. Except as set forth in Exhibit 3.5 attached hereto ZiaSun does not have any other subsidiaries or own any interest in any other enterprise.

     3.6. Directors and Officers. The names and titles of all present officers and directors of ZiaSun are as set forth on Exhibit 3.6 attached hereto.

     3.7. Patents, Trade Names and Rights. To the best of its knowledge ZiaSun and its subsidiaries own and hold all necessary patents, franchise rights, trademarks, service marks, trade names, inventions, processes, know-how, trade secrets, copyrights, licenses and other rights necessary to its business as now conducted or proposed to be conducted. ZiaSun is not infringing upon or otherwise acting adversely to the right or claimed right of any person with respect to any of the foregoing.

     3.8. Compliance with Laws. ZiaSun has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation and all federal and state securities laws (including, without limitation, the Securities Act of 1933 and the Securities Exchange Act of 1934) and all material respects NASDAQ rules) affecting its properties or the operation of its business. To the best of its knowledge all stock of ZiaSun issued to date has been issued in compliance with all Federal and State securities laws.

     3.9. Litigation. ZiaSun is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of ZiaSun threatened against or affecting ZiaSun or its business, assets or financial condition except for suits as described in its 1934 Act filings. ZiaSun is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.

     3.10. Authority. The Board of Directors of ZiaSun has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and ZiaSun has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of ZiaSun enforceable in accordance with its terms.

     3.11. Ability to Carry Out Obligations. The execution and delivery of this Agreement by ZiaSun and the performance by the ZiaSun of the obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which ZiaSun is a party, or by which it may be bound, nor will any consents or authorizations of any party to ZiaSun's performance of its obligation hereunder;
(b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of ZiaSun; or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of ZiaSun.

     3.12. Full Disclosure. None of the representations and warranties made by ZiaSun herein or in any exhibit, certificate or memorandum furnished or to be furnished by ZiaSun or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

     3.13. Assets. ZiaSun has good and marketable title to all of its property, free and clear of all liens, claims and encumbrances, except as otherwise indicated on Exhibit 3.13 attached hereto.

     4. COVENANTS RELATING TO THE PERIOD PRIOR TO CLOSING.

     4.1. Investigative Rights. From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

     4.2. Conduct of Business. Prior to Closing, the Shareholders represent that Online shall conduct its business in the normal course. Online shall not amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem securities, incur additional or newly-funded liabilities outside the ordinary course of business, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction without the prior approval of ZiaSun, not to be unreasonably withheld.

     5. CLOSING.

     5.1. Closing. The closing of this transaction shall be held at the offices of ZiaSun on or before April 10, 1999, or at such other place and time as is mutually agreeable to the parties, or by FAX and Federal Express, with an effective date of March 31, 1999.

     5.2. Shareholders' Deliveries at Closing. At the Closing, the Shareholders shall deliver the following items:

               5.2.1 Certificates representing all of the shares of capital stock Online held by the Shareholders, along with a stock power or stock powers with signatures guaranteed, duly executed by the Shareholders in blank or to ZiaSun Technologies, Inc.;

               5.2.2 An investment letter in the form of Exhibit 1.8 hereof, duly executed by the Shareholders;

               5.2.3 To the Escrow Holder, duly executed Stock Powers pursuant to paragraph 1.4.


     5.3. ZiaSun's Deliveries at Closing. At the Closing, ZiaSun shall deliver the following items:

               5.3.1 Pursuant to paragraph 1.3.1, to the Online Shareholders, either (a) certificates representing the ZiaSun Shares, duly issued with restrictive legend, to the Shareholders as listed on Exhibit
          1.3.1 attached hereto, or (b) a copy of a letter from ZiaSun to its transfer agent, Atlas Stock Transfer, instructing such transfer agent to issue the certificates representing the ZiaSun Shares to the Shareholders as listed on Exhibit 1.3.1;

               5.3.2 Pursuant to paragraph  1.3.2, to the Escrow Holder,  either
          (a) certificates representing the ZiaSun Shares, duly issued with restrictive legend, to the Shareholders as listed on Exhibit 1.3.2 attached hereto, or (b) a copy of a letter from ZiaSun to its transfer agent, Atlas Stock Transfer, instructing such transfer agent to issue the certificates representing the ZiaSun Shares to the Shareholders as listed on Exhibit 1.3.2;


     6. CONDITIONS TO OBLIGATIONS TO CLOSE AND MATERIAL TERMS OF AGREEMENT.

     6.1. Conditions to Obligations of Online and Shareholders to Close. The obligations of the Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the conditions that the representations and warranties of ZiaSun shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing date, that ZiaSun shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

     6.2. Conditions to Obligations of ZiaSun. The obligations of ZiaSun to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the conditions that the representations and warranties of Online and the Shareholders shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, that the Shareholders shall have performed and complied in all material respects with all covenants and agreements required by this Agreement and between ZiaSun, its shareholders and Online and related parties, be performed or complied with by it on or prior to the Closing Date.

     7. INDEMNIFICATION.

     7.1. Indemnification by Shareholders. The Warranting Shareholders agree to indemnify, defend and hold the ZiaSun shareholders, ZiaSun, its officers and directors, harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees that it shall incur or suffer, which arise out of, result or relate to any breach of, or failure by Online perform any of its material representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Shareholders under this Agreement; provided however, that notice of any such breach shall have been communicated with specificity within two (2) years of the date hereof.

     7.2. Indemnification by ZiaSun. ZiaSun agrees to indemnify, defend and hold the Shareholders harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees, that it shall incur or suffer, which arise out of, result or relate to any breach of, or failure by ZiaSun to perform any of its material representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by ZiaSun under this Agreement.

     7.3. Notice and Opportunity to Defend. If there occurs an event which any Party asserts is an indemnifiable event, the Party seeking indemnification shall notify the Party obligated to provide indemnification (the "Indemnifying Party") promptly. If such event involves (i) any claim or (ii) the commencement of any action or proceeding by a third person, the Party seeking indemnification will give such Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall be a condition precedent to any liability of the Indemnifying Party hereunder. Such Indemnifying Party shall have a period of thirty (30) days within which to respond thereto. If such Indemnifying Party does not respond within such thirty (30) days period, such Indemnifying Party shall be obligated to compromise or defend, at its own expense and by counsel chosen by the Indemnifying Party shall provide reasonably satisfactory to the Party seeking indemnity, such matter and the Indemnifying Party shall provide the Party seeking indemnification with such assurances as may be reasonably required by the latter to assure that the Indemnifying Party will assume, and be responsible for, the entire liability issue. If such Indemnifying Party does not respond within such thirty (30) day period and rejects responsibility for such matter in whole or in part, the Party seeking indemnification shall be free to pursue, without prejudice to any of its rights hereunder, such remedies as may be available to such Party under applicable law. The Party seeking indemnification agrees to cooperate fully with the Indemnifying Party and its counsel in the defense against any such asserted liability. In any event, the Party seeking indemnification shall have the right to participate at its own expense in the defense of such asserted liability. Any compromise of such asserted liability by the Indemnifying Party shall require the prior written consent of the Party seeking indemnification. If, however, the Party seeking indemnification refuses its consent to a bona fide offer of settlement which the Indemnifying Party wishes to accept, the Party seeking indemnification may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the Party seeking indemnification. In such event, the obligation of the Indemnifying Party to the Party seeking indemnification shall be equal to the lesser of (i) the amount of the offer of settlement which the Party seeking indemnification refused to accept plus the costs and expenses of such Party prior to the date the Indemnifying Party notifies the Party seeking indemnification of the offer of settlement and (ii) the actual out-of-pocket amount the Party seeking indemnification is obligated to pay as a result of such Party's continuing to pursue such an offer. An Indemnifying Party shall be entitled to recover from the Party seeking indemnification any additional expenses incurred by such Indemnifying Party as a result of the decision of the Party seeking indemnification to pursue such matter.

     8. MISCELLANEOUS.

     8.1. Costs. Each party shall bear its own costs associated with this Agreement, the closing of this Agreement, and all ancillary or related measures, including without limitation, costs of attorneys fees, accountants fees, filing fees, or other costs or expenses, without right or recourse from the other.

     8.2. Additional Documentation. The parties acknowledge that further agreements and documents, in addition to the Exhibits appended hereto, may be required in order to effect the transactions contemplated hereunder. Each party agrees to provide and execute such other and further agreements or documentation as, in the opinions of respective counsel, are reasonably necessary to effect the transactions contemplated hereunder and to maintain regulatory and legal compliance.

     8.3. Captions and Headings. The article and paragraph headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

     8.4. No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

     8.5. Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any subsequent breach.

     8.6. Time of Essence. Time is of the essence of this Agreement and of each and every provision.

     8.7. Choice of Law. This Agreement and its application shall be governed by the laws of the State of Nevada.

     8.8. Counterparts and/or Facsimile Signature. This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier or FAX, any one of which shall constitute an original of this Agreement. When counterparts of facsimile copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals. The parties agree that all such signatures may be transferred to a single document upon the request of any party.

     8.9. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

                  If to ZiaSun, addressed to it at:
                  Mr. Anthony Tobin, President
                  ZiaSun Technologies, Inc.
                  12707 High Bluff Drive
                  2nd Floor
                  San Diego, CA 92130

                  With copy to Counsel, addressed to:
                  George G. Chachas, Esq.
                  Wenthur & Chachas
                  4180 La Jolla Village Drive
                  Suite 500
                  La Jolla, California 92037

                  If to Online and the Shareholders, to them at:
                  ----------------------------------------------

                  Mr. D. Scott Elder
                  Online Investors Advantage, Inc.
                  825 North 1430 West
                  Orem, Utah 84057

                  With a copy to their Counsel, addressed to:
                  Mr. Nathan W. Drage, P.C.
                  Attorney at Law
                  6975 South Union Park Center
                  Suite 600
                  Salt Lake City, Utah 84047


     8.10. Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     8.11. Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     8.12. Brokers. The parties hereto represent that no other broker has brought about this Agreement, and no other finder's fee has been paid or is payable by either party, except for the broker whose name is set forth on
Exhibit 8.12, and whose fee shall be paid by the Shareholders. Each party hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any other broker.

     8.13. Survival of Representations/Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing provided for herein shall survive the Closing.

     AGREED AND ACCEPTED as of the date first above written.

                                             ZIASUN TECHNOLOGIES, INC.
                                             A Nevada Corporation


Dated: March 31, 1999                        /S/ Anthony Tobin
                                             -----------------------------------
                                             By:  Anthony Tobin
                                             Its: President

Dated: March 31, 1999                        /S/ Jennifer C. McMinn
                                             -----------------------------------
                                             By:  Jennifer C. McMinn
                                             Its: Secretary

                                             ONLINE INVESTORS ADVANTAGE, INC.
                                             A Utah Corporation

Dated: March 31, 1999                        /S/ D. Scott Elder
                                             ----------------------------------
                                             By:  D. Scott Elder
                                             Its:  President


Dated: March 31, 1999                        /S/ David McCoy
                                             ----------------------------------
                                             By:  David McCoy
                                             Its:  Secretary


SHAREHOLDERS OF ONLINE INVESTORS ADVANTAGE INCORPORATED WHO WILL WARRANT THE REPRESENTATIONS HEREIN:


/S/ D. Scott Edler                           /S/ David McCoy
-----------------------------------          -----------------------------------
D. Scott Elder                               David McCoy


/S/ Ross Jardine                             /S/ Scott Harris
-----------------------------------          -----------------------------------
Ross Jardine                                 Scott Harris

                                 EXHIBIT 1.2(a)

                  DISTRIBUTION OF CASH CONSIDERATION AT CLOSING

Shareholder
Name and Address                              $Amount
--------------------------------------------------------------------------------
Ross Jardine                                  $140,000
D. Scott Elder                                $140,000
David McCoy                                   $ 60,000
Scott Harris                                  $ 60,000

--------------------------------------------------------------------------------
Total                                         $400,000
--------------------------------------------------------------------------------

                                  EXHIBIT 1.3.1

              SHARES TO BE ISSUED TO ONLINE SHAREHOLDERS AT CLOSING

Shareholder                 Number of                       Number of
Name and Address            Online Shares                   ZiaSun Shares
--------------------------------------------------------------------------------
Ross Jardine                  875,000                         175,000
D. Scott Elder                875,000                         175,000
David McCoy                   375,000                          75,000
Scott Harris                  375,000                          75,000

--------------------------------------------------------------------------------
Total                       2,500,000                         500,000
--------------------------------------------------------------------------------

                                  EXHIBIT 1.3.2

              SHARES TO BE ISSUED TO ONLINE SHAREHOLDERS AT CLOSING
                 AND HELD IN ESCROW PURSUANT TO PARAGRAPH 1.3.2

Shareholder                                                 Number of
Name and Address                                            ZiaSun Shares
--------------------------------------------------------------------------------

Ross Jardine                                                   875,000
D. Scott Elder                                                 875,000
David McCoy                                                    375,000
Scott Harris                                                   375,000

--------------------------------------------------------------------------------
Total                                                        2,500,000
--------------------------------------------------------------------------------

                                EXHIBIT 1.3.2(b)

                         FORM OF IRREVOCABLE STOCK POWER
--------------------------------------------------------------------------------

                      IRREVOCABLE STOCK OR BOND ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell, assign, transfer unto:

--------------------------------------------------------------------------------

-------------------------------           -------------------------------------
                                              TAXPAYER IDENTIFICATION NUMBER

        _______________ shares of the _______________ stock of _________________

STOCK   ________________________________________________________________________

        represented by certificate(s) No(s). ___________________________________
        inclusive, standing in the name of the undersigned on the books of said Company.

        _______________ bonds of _______________________________________________

BOND    ________________________________________________________________________

        in the principal amount of $_______________ No(s). ____________________
        inclusive, standing in the name of the undersigned on the books of said Company.


The undersigned hereby irrevocably constitute and appoint ____________________

________________________________________________________  attorney  to  transfer the said stock(s) or bond(s), as the case may be, on the books of said Company, with full power of substitution in the premises.

                                      ------------------------------------------
                                                     SIGNATURE(S)

----------------------                ------------------------------------------
         DATED

                                      ------------------------------------------

IMPORTANT                             Signature(s) Guaranteed

The signature(s) to this assignment must correspond with The name(s) as written upon the face of the certificate(s) or bond(s) in every particular without alteration.
                                         --------------------------------------

                                         --------------------------------------
                                                  AUTHORIZED SIGNATURE

                                   EXHIBIT 1.4

                                ESCROW AGREEMENT
--------------------------------------------------------------------------------

     This Escrow Agreement (the "Escrow Agreement") is made as of March 31, 1999 by and among ZiaSun Technologies, Inc., a Nevada Corporation ("ZiaSun"), Ross Jardine, D. Scott Elder, David McCoy and Scott Harris, hereinafter collectively, referred to as (the "Online Shareholders"), and Wenthur & Chachas as Escrow Holder (the "Escrow Holder"). The Escrow Holder, ZiaSun and the Online Shareholders are sometimes referred to herein collectively as the "Parties." Capitalized terms used but not defined herein have the meanings ascribed such terms in the Acquisition Agreement.

                                    Recitals

     A. Whereas, ZiaSun and the Online Shareholders are parties to that certain Acquisition Agreement and Plan of Reorganization (the "Acquisition Agreement") dated as of the date hereof, a copy of which is attached hereto as Exhibit 1.

     B. Whereas, pursuant to the terms of the Acquisition Agreement, ZiaSun is acquiring all of the issued and outstanding capital stock of Online Investor's Advantage Incorporated, a Utah Corporation, from the Online Shareholders, in a stock for stock exchange in exchange for Acquisition Consideration as set forth in paragraph 1.2 of the Acquisition Agreement.

     C. Whereas, paragraph 1.3.2 of the Acquisition Agreement provides that the 2,500,000 restricted shares of ZiaSun's common stock to be issued to the Online Shareholders shall be delivered at the closing to the Escrow Holder pending a determination of the Actual Online Earnings pursuant to paragraph 1.6 of the Acquisition Agreement.

     D. Whereas, ZiaSun and the Online Shareholders desire to enter into this Agreement pursuant to the terms of the Acquisition Agreement and desire to appoint Wenthur & Chachas, as Escrow Holder hereunder.

                                    Agreement

     NOW THEREFORE, the Parties hereby agree as follows:

     1. Escrow Holder. ZiaSun and the Online Shareholders hereby designate and appoint Wenthur & Chachas whose address is 4180 La Jolla Village Drive, Suite 500, La Jolla, California 92037, as the Escrow Holder to serve in accordance with the terms, conditions and provisions of this Escrow Agreement, and the Escrow Holder hereby agrees to act as such upon the terms, conditions and provisions of this Escrow Agreement.

     2. Establishment of the Escrow. On or before April 10, 1999, the ZiaSun and the Online Shareholders shall deliver to the Escrow Holder (i) four (4) stock certificates representing 2,500,000 restricted ZiaSun Shares issued to the Online Shareholders pursuant to Exhibit 1.3.2 to the Acquisition Agreement and
(ii) an irrevocable stock power in the form attached to the Acquisition Agreement as Exhibit 1.3.2(B), duly executed by each Online Shareholder and duly effective, for deposit with and to be held by Escrow Agent pursuant to the terms of this Agreement.

     3. Change in Value of Escrow Shares. None of the Parties shall be liable or responsible in any manner for any loss or depreciation resulting from activities in the stock market or for any costs in connection therewith.

     4. Release and Disbursement of Escrow Shares. The Escrow Holder shall hold the Escrow Shares pursuant to the terms of this Agreement until a determination of the Actual Online Earnings has been made pursuant to paragraphs 1.5 and 1.6 of the Acquisition Agreement and both ZiaSun and the Online Shareholders have delivered written confirmation of their agreement to the determination of the Actual Online Earnings and instructions with regard to the disbursement and delivery of the Escrow Shares (the "Confirmation and Distribution Instructions").

     The Confirmation and Distribution Instructions shall be signed by both ZiaSun and each of the Online Shareholders, or their authorized representative, and shall include and provide:

     (a) The Actual Online Earnings as agreed by ZiaSun and the Online Shareholders;

     (b) If a reduction adjustment to the Escrow Shares is required pursuant to the terms of the Acquisition Agreement, the Confirmation and Distribution Instructions shall include the following:

          (i) The total number of shares to be reduced and the breakdown as to how such adjustment is to be made with respect to the Online Shareholders;

          (ii) Separate written instructions to the transfer agent (the "Transfer Agent Instructions") executed by both ZiaSun and each of the Online Shareholders instructing the transfer agent as to the reduction and re-issuance of share certificates to complete the reduction adjustment; and

          (iii) Written instructions to Escrow Holder to deliver the Escrow Shares along with the Stock Powers and the Transfer Agent Instructions to the transfer agent of ZiaSun to complete the adjustment.

     (c) If an increased adjustment to the Escrow Shares is required pursuant to the terms of the Acquisition Agreement, the Confirmation and Distribution Instructions shall include the following:

          (i) The total number of shares to issued pursuant to the increase adjustment and the breakdown as to how such additional shares are to
          be  issued  to  the  Online   Shareholders;

          (ii) Separate written instructions to the transfer agent (the "Transfer Agent Instructions") executed by ZiaSun, along with a duly executed resolution of the board of directors of ZiaSun (the "Board Resolution") authorizing the issuance of the additional shares to the Online Shareholders with instructions for the transfer agent to deliver said shares upon issuance directly to the Online Shareholders;

          (iii) Written instructions to Escrow Holder to deliver the Transfer Agent Instructions and Board Resolution, to the transfer agent of ZiaSun to complete the increase adjustment; and

          (iv) Written instructions to Escrow Holder to deliver the Escrow Shares along with the Stock Powers to the Online Shareholders.

     (d) If no adjustment to the Escrow Shares is required pursuant to the terms of the Acquisition Agreement, the Confirmation and Distribution Instructions shall state this fact and provide written instructions to the Escrow Holder to deliver the Escrow Shares along with the Stock Powers to the Online Shareholders.

     (f) Notwithstanding any provision herein to the contrary, if at any time ZiaSun and each of the Online Shareholders, shall jointly execute a written notice to the Escrow Holder providing the Escrow Holder with disbursement instructions for all or a portion of the Escrow Amount, the Escrow Holder shall disburse the Escrow Amount in accordance with the instructions contained in such notice.

     5. Responsibilities of the Escrow Holder, Indemnification. The Escrow Holder shall have no duties or responsibilities except those expressly set forth herein. The Escrow Holder shall have no responsibility for the validity of any agreements referred to in this Escrow Agreement, or for the performance of any such agreements by any party thereto or for interpretation of any of the provisions of any of such agreements. The liability of the Escrow Holder hereunder shall be limited solely to bad faith, willful misconduct or gross negligence on its part. The Escrow Holder shall be protected in acting upon any certificate, notice or other instrument whatsoever received by the Escrow Holder under this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information therein contained, which the Escrow Holder in good faith believes to be genuine and to have been signed or presented by a proper person or persons. The Escrow Holder shall have no responsibility as to the validity, collectibility or value of any property held by it in escrow pursuant to this Escrow Agreement, and the Escrow Holder may rely on any notice, instruction, certificate, statement, request, consent, confirmation, agreement or other instrument which it believes to be genuine and to have been signed or presented by a proper person or persons. In the event that the Escrow Holder shall be uncertain as to its duties or rights hereunder or shall receive instructions from any of the undersigned with respect to any property held by it in escrow pursuant to this Escrow Agreement which, in the opinion of the Escrow Holder, are in conflict with any of the provisions of this Escrow Agreement, the Escrow Holder shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by ZiaSun and each of the Online Shareholders, or by an order of a court of competent jurisdiction. The Escrow Holder shall be deemed to have no notice of, or duties with respect to, any agreement or agreements with respect to any property held by it in escrow pursuant to this Escrow Agreement other than this Escrow Agreement or except as otherwise provided herein. This Escrow Agreement sets forth the entire agreement between the Parties and the Escrow Holder. Notwithstanding any provision to the contrary contained in any other agreement (excluding any amendment or document incorporated by reference to this Escrow Agreement) between any of the Parties, the Escrow Holder shall have no interest in the property held by it in escrow pursuant to this Escrow Agreement except as provided in this Escrow Agreement and shall not be deemed to be a joint venturer of any Party. In the event that any of the terms and provisions of any other agreement (excluding any amendment to this Escrow Agreement) between the Parties conflict or are inconsistent with any of the terms and provisions of this Escrow Agreement, the terms and provisions of this Escrow Agreement shall govern and control in all respects.

     6. Amendment and Cancellation. The Escrow Holder shall not be bound by any cancellation, waiver, modification or amendment of this Escrow Agreement, including the transfer of any interest hereunder, unless such modification is in writing and signed by ZiaSun and the Online Shareholders, and, if the duties of the Escrow Holder hereunder are affected in any way, unless the Escrow Holder also shall have given its written consent thereto.

     7. Legal Counsel. The Escrow Holder may consult with, and obtain advice from, legal counsel in the event of any question as to any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel. The reasonable cost of such services shall be added to and be a part of the Escrow Holder's fee hereunder.

     8. Resignation. The Escrow Holder shall have the right at its discretion, to resign as agent at any time, by giving at least 30 days prior written notice of such resignation to ZiaSun and each of the Online Shareholders. In such event ZiaSun and the Online Shareholders jointly shall promptly select a substitute Escrow Holder, and ZiaSun and each of the Online Shareholders shall enter into an agreement with substitute Escrow Holder in substantially the form of this Escrow Agreement. Resignation by the Escrow Holder shall relieve the Escrow Holder of any responsibility or duty thereafter arising hereunder, but shall not relieve the Escrow Holder of responsibility to account to ZiaSun and each of the Online Shareholders for the Escrow Shares and Stock Powers being held hereunder, prior to the effective date of such resignation. If a substitute for the Escrow Holder hereunder shall not have been selected, as aforesaid, the Escrow Holder shall be entitled to petition any court for the appointment of a substitute for it hereunder or, in the alternative, it may (i) file an action for interpleader and transfer and deliver the Escrow Shares deposited with the Escrow Holder, with the court in which such action is filed, or (ii) keep safely all Escrow Shares until it receives joint notice from ZiaSun and each of the Online Shareholders of a substitute appointment. The Escrow Holder shall be discharged from all further duties hereunder upon acceptance by the substitute of its duties hereunder or upon transfer and delivery of the Escrow Shares and Stock Powers, to or upon the order of any court.

     9. Representations and Warranties of the Parties and the Escrow Holder. Each of the Parties hereby represents and warrants to each other Party that this Agreement is the valid and binding obligation of such Party, enforceable in accordance with its terms and the Escrow Holder hereby represents and warrants to each Party that this Agreement is the valid and binding obligation of the Escrow Holder enforceable in accordance with its terms, except as enforceability of this Escrow Agreement may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or effecting the enforcement of creditors' rights generally and by general equitable principles regardless of whether such enforceability is considered in a proceeding in equity or at law.

     10. Fees. An acceptance fee of $500 shall be paid to the Escrow Holder for its services hereunder, upon delivery or the Escrow Shares and Stock Powers.

     11. Payment. At any time the Escrow Holder is required to distribute any Escrow Share held by or received by it under any of the provisions of this Agreement to ZiaSun or the Online Shareholders, such distribution shall be effected (i) by delivering the stock certificates representing the Escrow Shares and accompanying Stock Powers to the then acting registrar and transfer agent for adjustment, as applicable, along with the letter confirming the Parties agreement as to any adjustment that is required, or (ii) in the event that no adjustment is required, by delivering the stock certificates representing the Escrow Shares and accompanying Stock Powers to the respective Online Shareholder.

     12. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered, if personally delivered, (ii) when receipt is electronically confirmed, if faxed (with hard copy to follow via first class mail, postage prepaid), or (iii) one day after deposit with a reputable overnight courier, in each case addressed to the intended recipient as set forth below or (iv) when actually delivered:

                  If to the Escrow Holder:
                  George G. Chachas, Esq.
                  Wenthur & Chachas
                  4180 La Jolla Village Drive
                  Suite 500
                  La Jolla, California 92037

                  If to the Online Shareholders respectively as follows:
                  Ross W. Jardine
                  275 North 1090 East
                  Lindon, Utah 84042

                  D . Scott Elder
                  1156 E. 100 North
                  Orem, Utah 84097

                  Scott Harris
                  876 North 500 East
                  Springville, Utah 84663
                  David W. McCoy
                  981 West 600 South
                  Orem, Utah 84057

                  If to the ZiaSun:
                  Mr. Anthony Tobin, President
                  ZiaSun Technologies, Inc.
                  12707 High Bluff Drive
                  2nd Floor
                  San Diego, California 92130

     Any Party may change the address and/or facsimile number to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving written notice to the Escrow Holder and other Party.

     13. Captions. The Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Escrow Agreement.

     14. Execution by Escrow Holder. The execution of this Escrow Agreement by the Escrow Holder shall constitute a receipt for the Escrow Amounts.

     15. Indemnification of Escrow Holder. Any loss, liability, claim, demand or expense (including attorney's fees and expenses) arising out of or in connection with the performance of the Escrow Holder's obligations in accordance with the provisions of this Escrow Agreement, except for the bad faith, gross negligence or willful misconduct of the Escrow Holder will be paid by ZiaSun and the Online Shareholders, jointly and severally, and said parties further, hold the Escrow Holder harmless and to indemnify the Escrow Holder against any such payment. The foregoing indemnities in this Section 15 shall survive termination of this Escrow Agreement.

     16. Escrow Agreement as Security Only. The escrow arrangement under this Escrow Agreement serves only as security for ZiaSun or the Online Shareholders obligations pursuant to all terms and conditions of paragraphs 1.1 through 1.6 of the Acquisition Agreement and in no way shall limit the amount of liability which may be incurred by ZiaSun or the Online Shareholders pursuant to such other obligations.

     17. Disagreements. If any disagreement or dispute arises between the Parties concerning the meaning or validity of any provision under this Escrow Agreement or concerning any other matter relating to this Escrow Agreement, the Escrow Holder (a) shall be under no obligation to act, except under process or order of court, or until it has been adequately indemnified to its full satisfaction, and shall sustain no liability for its failure to act pending such process or court order or indemnification, and (b) may deposit, in its sole and absolute discretion, the Escrow Amounts or that portion of the Escrow Amounts it then holds with any court of competent jurisdiction and interplead the Parties. Upon such deposit and filing of interpleader, the Escrow Holder shall be relieved of all liability as to the Escrow Amounts and shall be entitled to recover from the Parties its reasonable attorneys' fees and other costs incurred in commencing and maintaining such action.

     18. Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice of law or conflict of law provision or rule (whether of the state of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. Venue for any action hereunder shall be in the Superior Court of the State of California, County of San Diego.

     19. Counterparts. This Escrow Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

     IN WITNESS WHEREOF, the Parties hereunto have duly caused this Escrow Agreement to be executed as of the first day above written.

                                                   ZiaSun Technologies, Inc.


Date: __________________                          _____________________________
                                                  By:  Allen Hardman
                                                  Its:  Vice President


                                                  The Online Shareholders


Date: __________________                          _____________________________
                                                  Ross Jardine


Date: __________________                          _____________________________
                                                  D. Scott Elder


Date: __________________                          _____________________________
                                                  David McCoy


Date: __________________                          _____________________________
                                                  Scott Harris

                                                  Escrow Holder

                                                  Wenthur & Chachas


Date: __________________                          _____________________________
                                                  By: George G. Chachas
                                                  Title:  Partner

                                   EXHIBIT 1.8

                                INVESTMENT LETTER
--------------------------------------------------------------------------------

Mr. Anthony Tobin
ZiaSun Technologies, Inc.
12707 High Bluff Drive
2nd Floor
San Diego, CA 92130

Re:      INVESTMENT LETTER

Gentlemen:

     The undersigned having acquired by a stock-for-stock exchange a certain amount of the total 3,000,000 restricted and unregistered shares of Common Stock, $0.001 par value per share (the "Securities") of ZiaSun Technologies, Inc., a Nevada Corporation, (the "Company"), pursuant to the terms of that certain Acquisition Agreement and Plan of Reorganization between the undersigned and the Company, hereby represents to the Company that:

     1. The Securities which are being acquired by the undersigned are being acquired for the undersigned's own account and for investment and not with a view to the public resale or distribution thereof.

     2. The undersigned will not sell, transfer or otherwise dispose of the Securities unless, in the opinion of the Company's counsel, such disposition conforms with applicable securities laws requirements.

     3. The undersigned is aware that the Securities are "restricted securities" as that term is defined in Rule 144 (the "Rule") promulgated under the Securities Act of 1933, as amended (the "Act").

     4. The undersigned acknowledges that the undersigned has had an opportunity to ask questions of and receive answers from duly designated representatives of the Company concerning the finances of the Company and the proposed business plan of the Company.

     5. The undersigned acknowledges and understands that the Securities are unregistered and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

     6. The undersigned further acknowledges that the undersigned is fully aware of the applicable limitations on the resale of the Securities. These restrictions for the most part are set forth in Rule 144 (the "Rule"). The Rule permits sales of "restricted securities" upon compliance with the requirements of such Rule. If and when the Rule is available to the undersigned, the undersigned may make only sales of the Securities in accordance with

Investment Letter
Page 2 of 2
--------------------------------------------------------------------------------


the terms and conditions of the rule (which may limit the amount of Securities that may be sold).

     7. By reason of the undersigned's knowledge and experience in financial and business matters in general, and investments in particular, the undersigned is capable of evaluating the merits and risks of an investment by the undersigned in the Securities.

     8. The undersigned is capable of bearing the economic risks of an investment in the Securities. The undersigned fully understands the speculative nature of the Securities and the possibility of loss.

     9. The undersigned's present financial condition is such that the undersigned is under no present or contemplated future need to dispose of any portion of the Securities to satisfy any existing or contemplated undertaking, need, or indebtedness.

     10. Any and all certificates representing the Securities, and any and all securities issued in replacement thereof or in exchange therefor, shall bear the following restrictive legend.

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION FOR THESE SHARES UNDER SUCH ACT OR AN OPINION OF THE COMPANY'S COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

     11. The undersigned further agrees that the Company shall have the right to issue stop-transfer instructions to its transfer agent until such time as sale is permitted under Security Laws and acknowledges that the Company has informed the undersigned of its intention to issue such instructions.

                                     Very truly yours,
Date: ___________________            __________________________________
                                     Undersigned

                                     ----------------------------------
                                     Address

                                     ----------------------------------
                                     Social Security Number

                                   EXHIBIT 2.4

                             SUBSIDIARIES OF ONLINE
--------------------------------------------------------------------------------

                                      NONE

                                   EXHIBIT 2.5

                      PRESENT OFFICERS AND DIRECTORS ONLINE
--------------------------------------------------------------------------------

OFFICERS
--------

President ........................... D. Scott Elder
Chief Financial Officer ............. D. Scott Elder
Treasurer ........................... David McCoy
Secretary ........................... David McCoy

DIRECTORS
---------

Ross W. Jardine
D. Scott Elder
David McCoy
Scott Harris

                                   EXHIBIT 2.6

                       AUDITED FINANCIAL STATEMENTS ONLINE


--------------------------------------------------------------------------------

                TO BE PROVIDED WITHIN SIXTY (60) DAYS OF CLOSING

                                   EXHIBIT 2.8

                              LIABILITIES OF ONLINE
-------------------------------------------------------------------------------

                                      NONE

                                  EXHIBIT 2.12

                     ONLINE LITIGATION AND LEGAL PROCEEDINGS
--------------------------------------------------------------------------------


                                      NONE

                                  EXHIBIT 2.16

                  EXCEPTIONS TO GOOD TITLE TO ASSETS OF ONLINE
--------------------------------------------------------------------------------

                                      NONE

                                  EXHIBIT 2.17

                          MATERIAL CONTRACTS OF ONLINE
--------------------------------------------------------------------------------


                                      NONE

                                   EXHIBIT 3.5

                             SUBSIDIARIES OF ZIASUN
--------------------------------------------------------------------------------

         1. BestWay Beverages, Inc., a Nevada Corporation is a wholly owned subsidiary of ZiaSun Technologies, Inc. BestWay Beverages, Inc., holds a license from Fountain Fresh International, Inc., under which BestWay will market , sell and distribute the Beverage Center Equipment developed by Fountain Fresh which is used to dispense Fountain Fresh Beverages and purified water. The Beverage Center Equipment is a patented in-store, self service, pressure fill, mini bottling plant/beverage center.

         2. Momentum Asia, Inc., a Corporation formed under the laws of the Republic of the Philippines is a wholly owned subsidiary of ZiaSun Technologies, Inc. Momentum Asia, Inc., is, among other things, in printing and publication design business.

         3. Momentum Internet Incorporation, a Corporation formed under the laws of the British Virgin Islands, Momentum Internet Incorporation is a wholly owned subsidiary of ZiaSun Technologies, Inc. Momentum Internet Incorporated is, among other things, in the Financial Internet Website publication business wherein subscribers can received financial news, stock quotes and market information about various companies.

         4. Internet Holdings, Inc., a Utah Corporation is a wholly owned subsidiary of ZiaSun Technologies, Inc.

         5. Asia4sale.com, Ltd., a Hong Kong registered, is a wholly owned subsidiary of ZiaSun Technologies, Inc. Asia4sale is the business of Internet related e-commerce.

                                   EXHIBIT 3.6

                     PRESENT OFFICES AND DIRECTORS OF ZIASUN
--------------------------------------------------------------------------------

OFFICERS
--------

CEO and President ............................................Anthony Tobin
Vice President ...............................................Allen D. Hardman
Vice President of Inve........................................Rick Farias
Chief Financial Office........................................Allen D. Hardman
Treasurer ....................................................Allen D. Hardman
Secretary ....................................................Jennifer C. McMinn

DIRECTORS
---------

Allen D. Hardman
Anthony Tobin

                                  EXHIBIT 3.13

                  EXCEPTIONS TO GOOD TITLE TO ASSETS OF ZIASUN
--------------------------------------------------------------------------------

                                      NONE

                                  EXHIBIT 5.2.3

                  POST CLOSING OFFICERS AND DIRECTORS OF ONLINE
--------------------------------------------------------------------------------

OFFICERS

President...................................... D. Scott Elder
Chief Financial Officer ....................... D. Scott Elder
Treasurer ..................................... David McCoy
Secretary ..................................... David McCoy

DIRECTORS
---------

Ross W. Jardine
D. Scott Elder
David McCoy
Scott Harris
Such additional person as appointed by ZiaSun

                                  EXHIBIT 8.12

                                     BROKERS
--------------------------------------------------------------------------------
With the exception of the shares issued to the Shareholders of Online as set forth herein, no brokerage of finders fees in the form of cash or securities were paid to any party or person in connection with the acquisition.